UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 22, 2018

DHI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-33584	20-3179218
(Commission File Number)	(IRS Employer Identification No.)

1040 AVENUE OF THE AMERICAS, 8TH FLOOR, NEW YORK, NEW YORK	10018
(Address of Principal Executive Offices)	(Zip Code)

(212) 725-6550

(Registrant's Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934
(§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to
Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

On May 23, 2018, DHI Group, Inc. (the “Company”) announced the sale (the “Sale”) of all of the issued and outstanding shares of its subsidiary, OnTargetJobs Canada, Inc. (“OnTargetJobs Canada”), a vertical recruiting service in the hospitality industry, which operates as Hcareers, subject to the conditions set forth in the Agreement (as defined below).

In connection with the Sale, the Company entered into a Share Purchase Agreement (the “Agreement”), dated May 22, 2018 (the “Closing Date”), by and among the Company, OnTargetJobs Canada, and Virgil AcquisitionCo Inc. Pursuant to the Agreement, the Company sold all of the issued and outstanding shares of OnTargetJobs Canada to Virgil AcquisitionCo Inc. The purchase price consists of a base consideration of $16,500,000 in cash. The base consideration is subject to certain post-closing adjustment payments to be calculated 120 days after the Closing Date, as set forth in the Agreement. $1,650,000 of the purchase price was deposited into an Escrow Account (as defined in the Agreement), with funds to be released to pay, to the extent necessary, indemnification claims including any general, tax, employment or litigation indemnification claims. The amounts deposited into the Escrow Account will be released pursuant to the terms described in the Agreement and the Escrow Agreement (as defined in the Agreement).

The Agreement includes certain customary representations, warranties and covenants of the parties. Subject to certain limitations, the parties agreed to indemnify each other for breaches of representations, warranties and agreements and certain other items. The Sale was completed as of the Closing Date.

The foregoing description of the Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the entire Agreement which is filed herewith as Exhibit 2.1 of this Current Report on Form 8-K and is incorporated herein by reference.

The Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide factual information about the Company. The warranties and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the contracting parties in connection with the execution of the Agreement. The warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders of the Company are not third party beneficiaries under the Agreement and should not rely on the warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

ITEM 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 as if fully set forth herein.

Pro forma financial information with respect to the Sale is provided in Item 9.01 of this Current Report on Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits.

(b)     The Company’s unaudited pro forma condensed consolidated financial statements reflecting the Sale are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

(d)     Exhibits.

Exhibit No.	Description

2.1
Share Purchase Agreement, dated as of May 22, 2018, by and among DHI Group, Inc., OnTargetJobs Canada, Inc. and Virgil AcquisitionCo Inc. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.)

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DHI GROUP, INC.

Date:	May 29, 2018	By: /S/ Luc Grégoire
Name: Luc Grégoire
Title: Chief Financial Officer